      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 2000
                                                      REGISTRATION NO. XXX-XXXXX
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------

                         PATRIOT SCIENTIFIC CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                84-1070278
       (State or Jurisdiction of                     (I.R.S. Employer
     Incorporation or Organization)               Identification Number)

                               10989 VIA FRONTERA
                           SAN DIEGO, CALIFORNIA 92127
                                 (858) 674-5000
   (Address and telephone number of registrant's principal executive offices)

                            ROBERT PUTNAM, SECRETARY
                         PATRIOT SCIENTIFIC CORPORATION
                               10989 VIA FRONTERA
                           SAN DIEGO, CALIFORNIA 92127
                                 (858) 674-5000
            (Name, address and telephone number of agent for service)

                                   -----------

                                   COPIES TO:

                             OTTO E. SORENSEN, ESQ.
                              STEVEN J. DAVIS, ESQ.
                      LUCE, FORWARD, HAMILTON & SCRIPPS LLP
                          600 WEST BROADWAY, SUITE 2600
                           SAN DIEGO, CALIFORNIA 92101
                                 (619) 236-1414
                              (619) 232-8311 (fax)

                                   -----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities      Amount to be          Proposed Maximum            Proposed Maximum            Amount of
       to be Registered                 Registered     Offering Price Per Unit(1)    Aggregate Offering Price    Registration Fee
---------------------------------      ------------    --------------------------    ------------------------    ----------------
Common Stock, $.00001 par value         12,000,000               $2.50                      $30,000,000             $ 7,920.00

Common Stock, $.00001 par value(2)       5,318,448               $2.50                      $13,296,120             $ 3,510.18

          TOTAL                         17,318,448               $2.50                      $43,296,120             $11,430.18


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based on the average of the closing bid and asked prices for the Registrant's Common Stock (the "Common Stock") as reported on the OTC Electronic Bulletin Board on May 3, 2000.

(2) Issuable upon the exercise of Common Stock Purchase Warrants issued or issuable to Selling Shareholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

                    Subject to Completion, Dated May 5, 2000


                               P R O S P E C T U S


                         PATRIOT SCIENTIFIC CORPORATION
                               10989 Via Frontera
                           San Diego, California 92127
                                 (858) 674-5000


                                  THE OFFERING

        The resale of up to 17,318,448 shares of common stock in the over-the-counter market at the prevailing market price or in negotiated transactions.

        - up to 12,000,000 shares are issuable to Swartz Private Equity, LLC as put shares,

        - up to 1,800,000 shares are issuable upon the exercise of warrants issuable to Swartz, and

        - 3,518,448 shares are issuable upon the exercise of warrants issuable to other selling shareholders.

We will receive no proceeds from the sale of the shares by the selling shareholders. However, we may receive proceeds from the sale of shares to Swartz and, if exercised, will receive proceeds from the sale of shares issuable upon the exercise of warrants by Swartz and certain other selling shareholders.

                                 TRADING SYMBOL
                PTSC (Over-the-counter Electronic Bulletin Board)

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                Please refer to Risk Factors Beginning on Page 6

The Securities and Exchange Commission (SEC) and state securities regulators have not approved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Please read this prospectus carefully. It describes our company, finances and products. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We have included subheadings to aid you in searching for particular information you might want to return to. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

                                                                                    Page
PROSPECTUS SUMMARY                                                                    4
      About our company                                                               4
      About our products and market                                                   4
      About our investment agreement                                                  5
      Additional shares we are registering                                            5
      Key facts                                                                       5

RISK FACTORS                                                                          6
      Our major product line has had limited revenues                                 6
      We have incurred significant losses and may continue to do so                   6
      Our independent certified public accountants have added an explanatory
        paragraph to their opinion                                                    6
      We will require additional financing                                            7
      Our products may not be completed on time                                       7
      The market in which we operate is highly competitive                            7
      Protection of our intellectual property is limited; there is a risk of
        claims for infringement                                                       8
      We are a defendant in a pending lawsuit                                         8
      Our products are dependent on the internet, ISDN, Java
        and government funding                                                        9
      Violation of Section 5 of the Securities Act                                    9
      Forward-looking statements                                                     10

PLAN OF DISTRIBUTION                                                                 10

SELLING SHAREHOLDERS                                                                 11
      Investment agreement                                                           11
            Overview                                                                 11
            Put rights                                                               11
            Warrants                                                                 11
            Limitations and conditions precedent to our put rights                   12
            Short sales                                                              12
            Cancellation of puts                                                     12
            Shareholder approval                                                     12
            Termination of investment agreement                                      13
            Restrictive covenants                                                    13
            Right of first refusal                                                   13
            Swartz's right of indemnification                                        13

                                                                                    Page
      Additional shares being registered                                             13
            Warrants                                                                 13
      Selling shareholders                                                           14

AVAILABLE INFORMATION                                                                15

USE OF PROCEEDS                                                                      16

DESCRIPTION OF SECURITIES                                                            17

LEGAL OPINION                                                                        18

EXPERTS                                                                              18

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                                      18

                               PROSPECTUS SUMMARY

ABOUT OUR COMPANY

        We develop, market, and sell microprocessors, our technology behind the microprocessors, and communication products which enable computers to talk to one another. These products can be used to connect to the Internet or other telecommunication networks. We also own special radar technology which, when fully developed, may allow us to penetrate the ground or structures to find various objects. We also owned gas plasma antenna technology which we sold for $250,000 in August 1999. We potentially could receive up to an additional $250,000 from the sale of the gas plasma technology in the form of royalties. Our strategy is to exploit our technologies through product sales, licensing, and strategic alliances.

ABOUT OUR PRODUCTS AND MARKET

        The market for our products is growing swiftly because of the Internet. The Internet provides its users with new ways to communicate and to do business. The growth of the Internet is creating a demand for equipment such as ours, including our microprocessor, traditional analog modems and higher speed digital modems. The Internet has also introduced a new programming language known as Java. With Java, data and programs do not have to be stored on the user's computer; they can reside anywhere on the Internet to be called upon as needed. Java can run on a variety of computer operating systems, thus avoiding the problem of incompatibility across networks, and Java offers a high degree of data security. Because of Java's useful features, we believe that it may also become a popular programming language for another type of computer application known as embedded systems or controls. Our microprocessor enables people to program more efficiently in Java.

        A microprocessor is the computer chip that provides intelligence for electronic devices. Our microprocessor technology, trade named ShBoom, uses our simplified proprietary design to produce a single high-performance computer chip, which can be used instead of several different chips to perform the same function. Our first microprocessors, the PSC1000 family, are targeted as Java programming language processors and for use in embedded controllers. Embedded controllers are used in sophisticated products, such as laser printers, motion and industrial controllers, cable and satellite modems and television set-top boxes. We are also licensing the ShBoom technology to others which allows them to customize applications of the technology depending upon their requirements.

        One of our communication products, the CyberShark digital modem, provides consumers with a high-performance interface between a computer and telephone lines. We also offer original equipment manufacturers, systems integrators and value added resellers products for high speed access to the Internet, remote access drivers, video conferencing equipment and digital telephony products.

        Our ground penetrating radar prototype has demonstrated the ability to see through solid objects (walls and barriers) and in certain types of ground has been able to see objects as small as six inches in size at a depth of ten feet.

ABOUT OUR INVESTMENT AGREEMENT

        We have entered into an investment agreement with Swartz Private Equity, LLC to raise up to $30 million through a series of sales of our common stock. The dollar amount of each sale is limited by our common stock's trading volume, and a minimum period of time must elapse between each sale. Each sale will be to Swartz. In turn, Swartz will either sell our stock in the open market, place our stock through negotiated transactions with other investors, or hold our stock in their own portfolio. This prospectus covers the resale of our stock by Swartz either in the open market or to other investors.

ADDITIONAL SHARES WE ARE REGISTERING

        Recently, we issued short-term notes (with warrants attached) payable to private investors. The resale of the common stock by these private investors, obtainable on the exercise of the warrants, is included in this registration.

KEY FACTS

        Shares being offered for resale to the public           17,318,448

        Total shares outstanding prior to the offering          50,991,374  as of May 3, 2000

        Total shares outstanding after the offering             68,309,822

        Total shares outstanding after the offering and
          exercise of all options/warrants                      72,854,507

        Price per share to the public                           Market price at time of resale

        Total proceeds raised by offering                       None, however up to $30 million may be
                                                                received from Swartz under the
                                                                investment agreement and additional
                                                                amounts may be received from the
                                                                exercise of warrants

        Investment agreement                                    Our investment agreement with Swartz
                                                                is included as an exhibit to this
                                                                registration statement

        Dividend policy                                         No dividends expected

                                  RISK FACTORS

        The common shares being offered for resale by the selling shareholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment in the common shares. Before purchasing any of the common shares, you should carefully consider the following factors relating to our business and prospects.

PATRIOT'S MAJOR PRODUCT LINE, THE MICROPROCESSOR, HAS HAD LIMITED REVENUES AND IS STILL IN THE PRE-PRODUCTION STAGE OF DEVELOPMENT

        We are in the pre-production stage of development on our major product line, the microprocessor, which has had limited revenues. Our other product lines have not generated enough revenue to support our company. Therefore, we have limited financial results upon which you may judge our potential. We may not become profitable. We have experienced in the past and may experience in the future many of the problems, delays and expenses encountered by any early stage business, many of which are beyond our control. These include:

        - substantial delays and expenses related to testing and development of our new products,

        - production and marketing problems encountered in connection with our new and existing products and technologies,

        - competition from larger and more established companies, and

        - lack of market acceptance of our new products and technologies.

PATRIOT HAS A HISTORY OF LOSSES, EXPECTS FUTURE LOSSES AND MAY NOT ACHIEVE OR SUSTAIN ANNUAL PROFITABILITY

        We expect to incur operating losses in the future. Sales of our products may never generate sufficient revenues to fund our continuing operations. We may never generate positive cash flow or attain profitability. To date, we have incurred significant losses. As of February 29, 2000, our accumulated deficit was $30,553,919. For the fiscal year ended May 31, 1999, we incurred a net loss of $4,276,456 and for the previous fiscal year a net loss of $7,514,785. These losses have resulted primarily from:

        - significant costs associated with the development of our products,

        - costs associated with the marketing of those products,

        - the interest charges and expenses related to previous equity and debt financings, and

        - compensation costs related the cashless exercise of options and to the earnout of escrowed common shares.


PATRIOT'S CERTIFIED PUBLIC ACCOUNTANTS HAVE ADDED AN EXPLANATORY PARAGRAPH TO THEIR OPINION ON PATRIOT'S FINANCIAL STATEMENT

        In connection with their report on our Consolidated Financial Statements as of and for the year ended May 31, 1999, our independent certified public accountants expressed substantial doubt about our ability to continue operating as a going concern because of recurring net losses and negative cash flow from operations.

PATRIOT MAY NOT BE ABLE TO OBTAIN ADDITIONAL CAPITAL TO FUND ITS OPERATIONS WHEN NEEDED

        A lack of additional funding could force us to substantially curtail or cease our operations, which would have a material adverse effect on our business. Our ability to raise funds under the investment agreement is subject to certain conditions. These conditions include the effectiveness of a registration statement covering the resale of the shares sold under the investment agreement and a limitation on our ability to issue shares based on the volume of trading in the common stock. We anticipate that our future cash requirements may be supplemented by improved product sales, the sale of additional equity securities, debt financing and/or the sale or licensing of certain of our technologies. However, there can be no assurance that any future funds required will be generated from operations or from other potential sources. Further, any such required funds may only be available on unattractive terms and may significantly dilute the value of our existing shares.

PATRIOT MAY EXPERIENCE DIFFICULTIES IN THE INTRODUCTION OF NEW PRODUCTS THAT COULD RESULT IN PATRIOT HAVING TO INCUR SIGNIFICANT UNEXPECTED EXPENSES OR DELAY THE LAUNCH OF NEW PRODUCTS

        Our technologies and products are in various stages of development. These development stage products may not be completed in time to allow production or marketing due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Although we may license some of our technology at its current stage of development, there can be no assurance that we will be able to do so. Unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible. Discovery of microprocessor design errors, frequent in the industry prior to and after production, could result in lengthy and costly redesign, fabrication (production) and testing in an industry where new technology rapidly eclipses prior innovations.

        The development of our technologies has taken longer than anticipated and could be additionally delayed. Therefore, there can be no assurance of timely completion and introduction of improved products on a cost-effective basis, or that such products, if introduced, will achieve market acceptance such that, in combination with existing products, they will sustain us or allow us to achieve profitable operations.

INTENSE COMPETITION IN THE MARKET FOR MICROPROCESSORS COULD PREVENT PATRIOT FROM INCREASING OR SUSTAINING REVENUE AND PREVENT PATRIOT FROM ACHIEVING OR SUSTAINING ANNUAL PROFITABILITY

        Our products could be rendered noncompetitive or obsolete. Technological competition from larger and more established microprocessor, digital communication and radar companies is significant and expected to increase. Most of the companies with which we compete and expect to compete have far greater capital resources and more significant research and development staffs, marketing and distribution programs and facilities, and many of them have substantially greater experience in the production and marketing of products. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sale and marketing of their products than we can. In addition, one or more of our competitors may succeed or may already have succeeded in developing technologies and products that are more effective than any of those we currently offer or are developing.

PATRIOT'S LIMITED ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY MAY ADVERSELY AFFECT ITS ABILITY TO COMPETE

        A successful challenge to our ownership of our technology could materially damage our business prospects. Our technologies may infringe upon the proprietary rights of others. Licenses required by us from others may not be available on commercially reasonable terms, if at all. We rely on a combination of patents, trademarks, copyrights, trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. We currently have eight U.S. patents issued and five U.S. patents pending. We have one patent pending in Europe and Japan and have filed an application for another patent in Europe, Japan and elsewhere. Any issued patent may be challenged and invalidated. Patents may not issue from any of our pending applications. Any claims allowed from existing or pending patents may not be of sufficient scope or strength to provide significant protection for our products. Patents may not be issued in all countries where our products can be sold so as to provide meaningful protection or any commercial advantage to us. Our competitors may also be able to design around our patents.

        Vigorous protection and pursuit of intellectual property rights or positions characterize the fiercely competitive semiconductor industry, which has resulted in significant and often protracted and expensive litigation. Therefore, our competitors may assert that our technologies or products infringe on their patents or proprietary rights. Problems with patents or other rights could increase the cost of our products or delay or preclude new product development and commercialization by us. If infringement claims against us are deemed valid, we may not be able to obtain appropriate licenses on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect our future patent and/or technology license positions or to defend against infringement claims.

        We did not develop the basic ShBoom technology. We acquired the rights in this technology through a series of agreements from two co- inventors. We have been, and may again be, subject to claims from such prior parties related to the technology. Such parties may also attempt to exploit the technology independently of our rights to do so. One of the co-inventors of this technology has filed a lawsuit against another prior owner and us. Although many of the issues raised in this lawsuit have been dismissed in favor of the prior owner and us, one issue related to the release of our common shares to the co-inventor is still open and may go to trial if not resolved. The asset purchase agreement and plan of reorganization between Patriot, nanoTronics Corporation and Helmut Falk was the agreement under which we acquired the basic ShBoom technology. The agreement also contained a number of warranties and indemnities related to the ownership of the technology and other matters. We believe nanoTronics Corporation has been liquidated and, due to Mr. Falk's death in July 1995, our ability to obtain satisfaction for any future claims as a result of a breach of the agreement may be limited.

PATRIOT CAN NOT PREDICT THE OUTCOME OF A LAWSUIT IN WHICH IT IS A DEFENDANT

        In October 1998, we were sued in the District Court for Travis County, Texas by a co-inventor of the original ShBoom technology. We removed the suit to the United States District Court for the Western District of Texas, Austin Division, where it was dismissed because the court did not have jurisdiction over us. The suit has been refiled in the Superior Court of San Diego County, California. The suit also names as defendants nanoTronics and Gloria Felcyn on behalf of the Falk Family Trust. We purchased the technology from nanoTronics in 1994. The suit sought a judgment for damages based on royalties allegedly due the co-inventor, a rescission of the technology transfer agreement between nanoTronics and the co-inventor, and a restoration of the technology to the co-inventor. In February 2000 the judge ruled in our favor on all of the above issues, however, there remains one additional issue related to the release of our common shares to the co-inventor. If we can not settle out of court with the co-inventor, this remaining issue may go to trial. We and the other defendants intend to vigorously contest the plaintiff's last allegation.

PATRIOT IS DEPENDENT ON THE INTERNET, ISDN AND JAVA FOR ACCEPTANCE OF ITS
PRODUCTS

        The marketing of our digital communication products and microprocessor products will depend in large part upon a robust and growing industry and infrastructure for providing Internet access and carrying Internet traffic and the emergence of Java as a widespread programming language for the Internet or in embedded applications. The infrastructure or complementary products necessary to make the Internet a viable commercial marketplace may not be developed, or, even if they are developed, the Internet may not become a viable commercial marketplace. Even if the Internet continues its robust growth, there may not be a market for our ISDN products, given their dependence upon telephone company policies and rates and the intense competition from other access technologies such as cable modems and satellites. Also, Java may not become a widespread programming language for the Internet or in embedded applications, and a market may not develop for devices to run Java efficiently. If the Internet does not become a viable commercial marketplace, or if ISDN products become technologically obsolete, or if Java applications for microprocessors do not develop, then our business, operating results and financial condition will be materially and adversely affected.

PATRIOT MAY BE IN VIOLATION OF SECTION 5 OF THE SECURITIES ACT AND CONSEQUENTLY CERTAIN INVESTORS MAY HAVE RESCISSION RIGHTS AS TO SHARES ACQUIRED AND PATRIOT AND CERTAIN PRINCIPALS OF PATRIOT MAY BE SUBJECT TO CIVIL AND CRIMINAL PENALTIES

        In June 1999, we issued shares to an institutional investor upon the conversion of a short term note plus accrued interest in the amount of $116,183 and during the nine months ended February 29, 2000, we issued shares under a previous investment agreement with Swartz for $5,000,000. These sales occurred after the filing of a registration statement by us and, therefore, by making these sales we may have violated Section 5 of the Securities Act of 1933. In July 1999, we amended and restated a previous investment agreement with Swartz to eliminate the discretion of Swartz as to the timing of its purchase of our common stock. By entering into the amended and restated investment agreement, we completed our sale of common stock to Swartz. Since this private sale to Swartz occurred after we filed our registration statement, we may have sold securities to Swartz in violation of Section 5 of the Securities Act of 1933. Consequently, the institutional investor and Swartz, at their options, may have the right, for up to one year after the purchase of the common stock, to rescind their purchases. In addition, Patriot and certain officers and directors of Patriot may be subject to civil and criminal penalties for potential violation of either or both Section 5 of the Securities Act of 1933 and applicable state law as a result of these sales.

FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and we desire to take advantage of the "safe harbor" provisions in those laws. Therefore, we are including this statement for the express purpose of availing ourselves of the protections of these safe harbor provisions with respect to all of the forward-looking statements we make. The forward-looking statements in this prospectus reflect our current views with respect to possible future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including specifically the absence of significant revenues, financial resources, a history of losses, no assurance that technology cannot be completed or that its completion will not be delayed, significant competition, the uncertainty of patent and proprietary rights, uncertainty as to royalty payments and indemnification risks, trading risks of low-priced stocks and those other risks and uncertainties discussed herein that could cause our actual results to differ materially from our historical results or those we anticipate. In this prospectus, the words "anticipates," "believes," "expects," "intends," "future" and similar expressions identify certain forward-looking statements. You are cautioned to consider the specific risk factors described in "Risk Factors" and elsewhere in this prospectus and not to place undue reliance on the forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise these forward-looking statements to reflect the effect of events or circumstances that may arise after the date of this prospectus. All written and oral forward-looking statements made subsequent to the date of this prospectus and attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section.


                              PLAN OF DISTRIBUTION

        Each selling shareholder is free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

        The selling shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        Swartz Private Equity, LLC is, and each remaining selling shareholder and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

        Because Swartz is, and each remaining selling shareholder may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to prospectus delivery requirements.

        We have informed the selling shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to their sales in the market and has provided the selling shareholders with a copy of such rules and regulations.

        Selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such Rule.

                              SELLING SHAREHOLDERS

INVESTMENT AGREEMENT

        OVERVIEW. On May 2, 2000, we entered into an investment agreement with Swartz Private Equity, LLC. The investment agreement entitles us to issue and sell our common stock for up to an aggregate of $30 million from time to time during a three-year period following the effective date of this registration statement. This is also referred to as a put right.

        PUT RIGHTS. In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the common shares which may be issued as a consequence of the invocation of that put right. Additionally, we must give at least ten but not more than twenty business days advance notice to Swartz of the date on which we intend to exercise a particular put right and we must indicate the number of shares of common stock we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of common stock (not to exceed $3 million) which we will sell to Swartz during the put and/or a minimum purchase price per common share at which Swartz may purchase shares during the put. The number of common shares sold to Swartz may not exceed 20% of the aggregate daily reported trading volume during a period which begins on the business day immediately following the day we invoked the put right and ends on and includes the day which is twenty business days after the date we invoked the put right.

        Swartz will pay us a percentage of the market price for each share of common stock under the put. If the market price is less than $2.00 per share, the percentage will be 90%; and if the market price is $2.00 or greater, the percentage will be 93%. Market price is defined as the lowest closing bid price for the common stock during the applicable pricing period which consists of two consecutive ten business day periods following the date notice of the put was provided to Swartz. However, the market price may not be less than the designated minimum per share price, if any, that we indicated in our notice.

        WARRANTS. Within five business days after the end of each pricing period, we are required to issue and deliver to Swartz a warrant to purchase a number of shares of common stock equal to 15% of the common shares issued to Swartz in the applicable put. Each warrant will be exercisable at a price which will initially equal 110% of the closing bid price on the put date for the applicable put. The warrants will have semi-annual reset provisions. Each warrant will be immediately exercisable and have a term beginning on the date of issuance and ending five years thereafter.

        LIMITATIONS AND CONDITIONS PRECEDENT TO OUR PUT RIGHTS. Swartz is not required to acquire and pay for any common shares with respect to any particular put for which:

        - we have announced or implemented a stock split or combination of our common stock;

        - we have paid a common stock dividend;

        - we have made a distribution of our common stock or of all or any portion of our assets between the put notice date and the date the particular put closes; or

        - we have consummated a major transaction (including a transaction, which constitutes a change of control) between the advance put notice date and the date the particular put closes.

        SHORT SALES. Swartz and its affiliates are prohibited from engaging in short sales of our common stock unless they have received a put notice and the amount of shares involved in a short sale does not exceed the number of shares specified in the put notice.

        CANCELLATION OF PUTS. We must cancel a particular put between the date of the advance put notice and the last day of the pricing period if:

        - we discover an undisclosed material fact relevant to Swartz's investment decision;

        - the registration statement registering resales of the common shares becomes ineffective; or

        - shares are delisted from the then primary exchange.

However, we will be required to issue common shares equal to the lesser of:

        - 20% of the daily reported trading volume of our common stock during the pricing periods up to the applicable put cancellation date;

        - the number of shares of common stock put to Swartz which when multiplied by the applicable put share price equals the designated maximum dollar amount for the put; or

        - 9.9% of the total amount of our common stock that would be outstanding upon completion of the put.


        SHAREHOLDER APPROVAL. We may currently issue more than 20% of our outstanding shares. If we become listed on the Nasdaq Small Cap Market or Nasdaq National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval.

        TERMINATION OF INVESTMENT AGREEMENT. We may also terminate our right to initiate further puts or terminate the investment agreement by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations we have concerning the investment agreement or any related agreement.

        RESTRICTIVE COVENANTS. During the term of the investment agreement and for a period of one-year thereafter, we are prohibited from certain transactions. These include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities or with a fixed conversion or exercise price subject to adjustment. We are also prohibited from entering into any private equity line type agreements similar to the investment agreement without obtaining Swartz's prior written approval.

        RIGHT OF FIRST REFUSAL. Swartz has a right of first refusal to purchase any variable priced securities offered by us in any private transaction which closes on or prior to six months after the termination of the investment agreement.

        SWARTZ'S RIGHT OF INDEMNIFICATION. We are obligated to indemnify Swartz (including their stockholders, officers, directors, employees and agents) from all liability and losses resulting from any misrepresentations or breaches we made in connection with the investment agreement, our registration rights agreement, other related agreements, or the registration statement.

ADDITIONAL SHARES BEING REGISTERED

        WARRANTS. The following table shows the private investors and the number of shares issuable upon the exercise of warrants we granted to them in conjunction with short-term loans.

             Name                       Date of Grant           Number of Shares Issuable
             ----                       -------------           -------------------------
Castle Creek Technology Partners,
LLC                                    August 21, 1999                    60,000
                                       October 5, 1999                    58,667

James C. and Josephine M. Zolin        July 8, 1999                       71,428
                                       August 27, 1999                   234,285
                                       October 13, 1999                  100,000
                                       October 19, 1999                  215,000
                                       November 8, 1999                   80,000
                                       November 14, 1999                 100,000
                                       December 29, 1999                  30,000

Wayne Opperman                         July 8, 1999                       10,715
                                       August 27, 1999                   171,428
                                       November 25, 1999                  60,000
                                       December 8, 1999                   40,000

             Name                       Date of Grant           Number of Shares Issuable
             ----                       -------------           -------------------------
Richard D. Daniels                     July 8, 1999                      129,286
                                       August 27, 1999                   228,571
                                       October 14, 1999                  100,000
                                       November 8, 1999                  200,000
                                       December 29, 1999                  30,000

Robert Lewis, Jr.                      August 27, 1999                    30,303
                                       December 17, 1999                  40,000

William J. Kalandros                   August 27, 1999                    30,303
                                       December 17, 1999                  40,000

Victor Gabourel                        August 27, 1999                   100,000
                                       September 10, 1999                100,000
                                       October 14, 1999                  100,000
                                       October 15, 1999                  100,000
                                       November 1, 1999                  100,000
                                       November 19, 1999                 200,000
                                       December 29, 1999                  15,000
                                       January 10, 2000                   15,000

Wayne J. Coulon                        August 25, 1999                    15,000
                                       September 29, 1999                 15,000

Gary Leikam                            September 23, 1999                100,000

Arthur D. Kinane                       August 25, 1999                    15,000
                                       October 29, 1999                   15,000
                                       November 30, 1999                  15,000

Clifford E. Koerner                    August 27, 1999                   100,000
                                       December 30, 1999                  15,000

Charles G. Moore                       September 19, 1999                200,000

Fortney Revocable Living Trust         October 3, 1999                    38,462

Robert Wood                            August 4, 1999                     71,429
                                       December 4, 1999                  100,000

Al Eremita                             August 17, 1999                    28,571
                                                                       ---------
     Total shares issuable on exercise of warrants                     3,518,448
                                                                       ---------

SELLING SHAREHOLDERS

        The following table sets forth certain information with respect to the selling shareholders as of March 20, 2000. Except as set forth below, none of the selling shareholders currently is an affiliate of ours, and none of them has had a material relationship with us during the past three years. None of the selling shareholders are or were affiliated with registered broker-dealers. An asterisk indicates if their common stock ownership is less than one percent.

                                                                                        Amount and Percentage
                                             Beneficial           Maximum Number           of Common Stock
                                            Ownership of          of Shares of             After the Sale
                                          Common Stock as         Common Stock         ----------------------
           Name                          of March 20, 2000       Offered for Sale       Number            %
           ----                          -----------------       ----------------      ---------         ---
Swartz Private Equity, LLC                   15,443,015            13,800,000          1,643,015         2.5
Al Eremita                                       28,571                28,571                 --         *
Richard G. Daniels                            1,122,496               687,857            434,639         *
William J. Kalandros                             70,573                70,303                270         *
Robert Lewis, Jr                                 70,573                70,303                270         *
Clifford E. Koerner                             415,000               115,000            300,000         *
Robert Wood                                     331,428               171,429            159,999         *
Wayne Opperman                                  282,143               282,143                 --         *
Castle Creek Technology Partners,
LLC                                             118,667               118,667                 --         *
James C. and Josephine M. Zolin               1,328,981               830,713            498,268         *
Gary Leikam                                     100,000               100,000                 --         *
Victor Gabourel                                 875,000               730,000            145,000         *
Wayne J. Coulon                                 110,000                30,000             80,000         *
Arthur D. Kinane                                125,000                45,000             80,000         *
Charles G. Moore                                200,000               200,000                 --         *
Fortney Revocable Living Trust                  285,668                38,462            247,206         *

                              AVAILABLE INFORMATION

        We file reports, proxy statements and other information with the SEC, and these reports may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information may be obtained at the following Regional Offices of the SEC: 75 Park Place, New York, New York 10007, and the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the SEC's Washington, D.C. office at prescribed rates.

        We mail a copy of our audited Annual Report on Form 10-KSB along with a proxy statement to our shareholders prior to our annual meeting.

        We have filed a registration statement on Form S-3, of which this prospectus is a part, with the SEC. This registration statement or any part thereof may also be inspected and copied at the public reference facilities of the SEC.

        Our filings may also be accessed through the SEC's web site (http://www.sec.gov) or by visiting our web site at (http://www.ptsc.com) and linking to the SEC's site.

                                 USE OF PROCEEDS

        We expect to sell to Swartz Private Equity, LLC, subject to effective registration and applicable volume limitations, $30,000,000 of common stock under the investment agreement. Additional amounts may be received if the warrants to purchase common stock are exercised. Net proceeds are determined after deducting all expenses of the offering (estimated to be $43,500).


        We intend, in the following order of priority, to use the net proceeds from this offering (excluding proceeds from warrant exercises) as follows:

Marketing, sales, and commercialization                                    $ 5,000,000
  Expenses for marketing and sales in conjunction with the
  market introduction of the microprocessor as a commercial
  product.  Such expenses include market research studies,
  marketing collateral materials, trade show participation, public relations, advertising expenses and sales and marketing
  personnel.

Completion of the microprocessor development                                 5,000,000
  Expenses for completion of the development include porting an operating system and personal Java to the
  microprocessor and obtaining tools to make use of
  the processor more user- friendly.

Working capital and general corporate purposes                              19,956,500
                                                                           -----------
               Total                                                       $29,956,500
                                                                           ===========


        The amount and timing of working capital expenditures may vary significantly depending upon numerous factors such as:

        - The progress of our final development of the microprocessor,

        - Revenues generated from existing and anticipated products and licenses,

        - The development of marketing and sales resources,

        - Administrative and legal expenses, and

        - Other requirements not now known or estimable.

                            DESCRIPTION OF SECURITIES

        Our authorized capital stock consists of 100,000,000 shares of common stock, $.00001 par value per share. At May 2, 2000, a total of 50,991,374 common shares were issued and outstanding. The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, removal of a director from office or repeal of the certificate of incorporation in its entirety require the affirmative vote of a majority of the total voting power for approval, and certain other matters (such as shareholder amendment of the bylaws, and amendment, repeal or adoption of any provision inconsistent with provisions in the certificate of incorporation regarding indemnification of directors, officers and others, exclusion of director liability, and our election not to be governed by statutory provisions concerning business combinations with interested shareholders) require the affirmative vote of two-thirds of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

        A special meeting of shareholders may be called by or at the request of:

        - the Chairman of the Board,

        - the President or any two directors, and

        - persons owning in the aggregate not less than 20% of the issued and outstanding common shares entitled to vote in elections for directors.

After the satisfaction of requirements with respect to preferential dividends, if any, holders of common stock are entitled to receive, pro rata, dividends when and as declared by the board of directors out of funds legally available therefor. Upon our liquidation, dissolution or winding-up, after distribution in full of the preferential amount, if any, to be distributed to holders of the preferred stock, holders of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders.

        Our board of directors is authorized to issue 5,000,000 shares of undesignated preferred stock, $.00001 par value, without any further action by the stockholders. The board of directors may also divide any and all shares of preferred stock into series and fix and determine the relative rights and preferences of the preferred stock, such as the designation of series and the number of shares constituting such series, dividend rights, redemption and sinking fund provisions, liquidation and dissolution preferences, conversion or exchange rights and voting rights, if any. Issuance of preferred stock by the board of directors will result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of common stock and could dilute the voting rights of the holders of common stock. There are currently no shares of preferred stock issued and outstanding.

        We have not paid any cash dividends to date, and no cash dividends will be declared or paid on the common shares in the foreseeable future. Payment of dividends is solely at the discretion of our board of directors.

        Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, acts as our transfer agent and registrar for our common stock. Their telephone number is (801) 272-9294.

                                  LEGAL OPINION

        Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway Street, Suite 2600, San Diego, California 92101 will pass on the validity of the common stock offered by us.

                                     EXPERTS

        The financial statements incorporated by reference in the Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern), and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the documents we file with them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

        - Annual report on Form 10-KSB for the fiscal year ended May 31, 1999;

        - Quarterly reports on Form 10-QSB for the quarters that ended on August 31 and November 30, 1999 and February 29, 2000;

        - Current report on Form 8-K filed with the SEC on August 31, 1999;

        - Definitive proxy statement dated March 25, 2000 filed in connection with our 2000 annual meeting of shareholders which was held on April 28, 2000; and

        - The description of our common stock contained in our Registration Statement on Form S-18 filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

        All documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after this offering is effective and before the conclusion of this offering will also be deemed incorporated by reference as of the date we file the information and should be treated as though they were made a part of this document. Please see the section named Available Information to find out where and how you can view information that is incorporated by reference into this document. As new information becomes available that modifies or supercedes previous information, the new information, even though it is incorporated by reference, should be used to make up a part of this document.

        We will provide, without charge, upon written or oral request of any person to whom a copy of this prospectus is delivered, a copy of any or all of the foregoing documents and information that has been or may be incorporated in this prospectus by reference, other than exhibits to such documents. Requests for such documents and information should be directed to Patriot Scientific Corporation, Attention: Lowell W. Giffhorn, Chief Financial Officer, 10989 Via Frontera, San Diego, California 92127, telephone number (858) 674-5000.

================================================================================

Until the completion of the resale of the common stock included in this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                                Table of Contents



Prospectus Summary ....................      4
Risk Factors ..........................      6
Plan of Distribution ..................     10
Selling Shareholders...................     11
Available Information..................     15
Use of Proceeds .......................     16
Description of Securities .............     17
Legal Opinion..........................     18
Experts ...............................     18
Incorporation of Certain
Documents by Reference ................     18

================================================================================


================================================================================



                                  The Resale of
                                17,318,448 Shares
                                       of
                                  Common Stock
                                   Offered by
                              Selling Shareholders




                               PATRIOT SCIENTIFIC
                                   CORPORATION



                                   PROSPECTUS



                                   May 5, 2000

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        Expenses payable in connection with the registration and distribution of the securities being registered hereunder, all of which will be borne by the Registrant, are as follows:

Registration Fee - Securities and Exchange Commission.........          $11,500

Printing and Engraving........................................            1,000*

Legal Fees and Expenses.......................................           15,000*

Accounting Fees...............................................           15,000*

Blue Sky Fees and Expenses....................................            1,000*
                                                                        -------
                  Total.......................................          $43,500*

        * Estimated

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Pursuant to the Company's Certificate of Incorporation, and as permitted by
Section 145 of the General Corporation Law of Delaware, the Company may indemnify its directors and officers under certain circumstances against reasonable expenses (including court costs and attorney's fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Thus, the indemnification provisions will protect officers and directors from liability only if the officer or director meets the applicable standard of conduct and the Company has the financial ability to honor the indemnity.

ITEM 16. EXHIBITS.

        The Exhibits to this Registration Statement are listed in the Exhibit Index commencing at page EX-1 hereof.

ITEM 17. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes the following:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration, or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of this offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the General Corporation Law of Delaware, the Certificate of Incorporation, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or person controlling the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or person controlling the Registrant in connection with any securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 5, 2000.

                                            PATRIOT SCIENTIFIC CORPORATION


                                            By: /s/ LOWELL W. GIFFHORN
                                               ---------------------------------
                                               Lowell W. Giffhorn
                                               Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                   Title                            Date
/S/ JAMES T. LUNNEY                   Chairman, President, Director, and        May 5, 2000
-----------------------------         Chief Executive Officer
James T. Lunney


/S/ LOWELL W. GIFFHORN                Chief Financial Officer, Principal        May 5, 2000
-----------------------------         Financial Officer, Principal Accounting
Lowell W. Giffhorn                    Officer and Director


/S/ HELMUT FALK, JR.                  Director                                  May 5, 2000
-----------------------------
Helmut Falk, Jr.


/S/ DONALD BERNIER                    Director                                  May 5, 2000
-----------------------------
Donald Bernier


/S/ RICHARD G. BLUM                   Director                                  May 5, 2000
-----------------------------
Richard G. Blum


/S/ FREDERICK G. THIEL                Director                                  May 5, 2000
-----------------------------
Frederick G. Thiel

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             Registration Statement
                        Under The Securities Act of 1933




                                    EXHIBITS





                         PATRIOT SCIENTIFIC CORPORATION
             (Exact name of registrant as specified in its charter)

EXHIBIT INDEX

                         PATRIOT SCIENTIFIC CORPORATION


        The following exhibits are included as part of this registration statement, except those exhibits marked (1), which have previously been filed with the Securities and Exchange Commission and are incorporated by reference to another registration statement, report or document. References to the "Company" in this Exhibit Index mean PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation.


Exhibit No.    Document                                                               No.
-----------    --------                                                               ---
2.0            PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR
               SUCCESSION.

2.1            Agreement to Exchange Technology for Stock in Patriot Scientific       (1)
               Corporation, incorporated by reference to Exhibit 2.1 to Form
               8-K dated August 10, 1989

2.2            Assets Purchase Agreement and Plan of Reorganization dated June        (1)
               22, 1994, among the Company, nanoTronics Corporation and Helmut
               Falk, incorporated by reference to Exhibit 10.4 to Form 8-K dated July 6, 1994

2.2.1          Amendment to Development Agreement dated April 23, 1996 between        (1)
               the Company and Sierra Systems, incorporated by reference to
               Exhibit 2.2.1 to Pre-Effective Amendment No. 1 to Registration
               Statement on Form SB-2 dated April 29, 1996

2.3            Form of Exchange Offer dated December 4, 1996 between the              (1)
               Company and certain shareholders of Metacomp, Inc. incorporated by reference to Exhibit 2.3 to Form 8-K dated January 9, 1997

2.4            Letter of Transmittal to Accompany Shares of Common Stock of           (1)
               Metacomp, Inc. Tendered Pursuant to the Exchange Offer Dated
               December 4, 1996 incorporated by reference to Exhibit 2.4 to
               Form 8-K dated January 9, 1997

3.0            ARTICLES AND BYLAWS.

3.1            Original Articles of Incorporation of the Company's predecessor,       (1)
               Patriot Financial Corporation, incorporated by reference to
               Exhibit 3.1 to registration statement on Form S-18, file no.
               33-23143-FW

3.2            Articles of Amendment of Patriot Financial Corporation, as filed       (1)
               with the Colorado Secretary of State on July 21, 1988,
               incorporated by reference to Exhibit 3.2 to registration
               statement on Form S-18, File No. 33-23143-FW

3.3            Certificate of Incorporation of the Company, as filed with the         (1)
               Delaware Secretary of State on March 24, 1992, incorporated by reference to Exhibit 3.3 to Form 8-K dated May 12, 1992

3.3.1          Certificate of Amendment to the Certificate of Incorporation of        (1)
               the Company, as filed with the Delaware Secretary of State on
               April 18, 1995, incorporated by reference to Exhibit 3.3.1 to
               Form 10-KSB for the fiscal year ended May 31, 1995

Exhibit No.    Document                                                               No.
-----------    --------                                                               ---
3.3.2          Certificate of Amendment to the Certificate of Incorporation of        (1)
               the Company, as filed with the Delaware Secretary of State on
               June 19,1997, incorporated by reference to Exhibit 3.3.2 to Form
               10-KSB for the fiscal year ended May 31, 1997

3.3.3          Certificate of Amendment to the Certificate of Incorporation of        (2)
               the Company, as filed with the Delaware Secretary of State on
               April 28, 2000

3.4            Articles and Certificate of Merger of Patriot Financial                (1)
               Corporation into the Company dated May 1, 1992, with Agreement and Plan of Merger attached thereto as Exhibit A, incorporated by reference to Exhibit 3.4 to Form 8-K dated May 12, 1992

3.5            Certificate of Merger issued by the Delaware Secretary of State        (1)
               on May  8, 1992, incorporated by reference to Exhibit 3.5 to
               Form 8-K dated May 12, 1992

3.6            Certificate of Merger issued by the Colorado Secretary of State        (1)
               on May 12, 1992, incorporated by reference to Exhibit 3.6 to
               Form 8-K dated May 12, 1992

3.7            Bylaws of the Company, incorporated by reference to Exhibit 3.7        (1)
               to Form 8-K dated May 12, 1992

4.0            INSTRUMENTS ESTABLISHING RIGHTS OF SECURITY HOLDERS.

4.1            Specimen common stock certificate, incorporated by reference to        (1)
               Exhibit 4.1 Form 8-K dated May 12, 1992

4.2            Form of Stock Purchase Warrant (Labway Corporation) dated              (1)
               February 29, 1996, exercisable to purchase 253,166 common shares at $1.58 per share until August 31, 1996, granted to investors in connection with an offering of securities made in reliance upon Regulation S, incorporated by reference to Exhibit 4.2 to
               Form 10-QSB for fiscal quarter ended 2/29/96

4.3            Form of 6% Convertible Subordinated Promissory Note due                (1)
               September 30, 1998 aggregating $1,500,000 to six investors incorporated by reference to Exhibit 4.3 to Form 10-QSB for fiscal quarter ended August 31, 1996

4.4            Form of 5% Convertible Term Debenture (CC Investments, LDC) due        (1)
               June 2, 1999 aggregating $2,000,000 to two investors
               incorporated by reference to Exhibit 4.4 to Form 8-K dated June
               16, 1997

4.5            Form of Stock Purchase Warrant (CC Investments, LDC) dated June        (1)
               2, 1997 exercisable to purchase an aggregate of 400,000 common shares at $1.69125 per share until June 2, 2002, granted to two investors in connection with the offering of securities in
               Exhibit 4.4 incorporated by reference to Exhibit 4.5 to Form 8-K dated June 16, 1997

4.6            Registration Rights Agreement dated June 2, 1997 by and among          (1)
               the Company and CC Investments, LDC and the Matthew Fund, N.V.
               related to the registration of the common stock related to
               Exhibits 4.4 and 4.5 incorporated by reference to Exhibit 4.6 to
               Form 8-K dated June 16, 1997


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
Exhibit No.    Document                                                               No.
-----------    --------                                                               ---
4.7            Form of Warrant to Purchase Common Stock (Swartz Family                (1)
               Partnership, L.P.) dated June 2, 1997 exercisable to purchase an aggregate of 211,733 common shares at $1.69125 per share until
               June 2, 2002, granted to a group of investors in connection with the offering of securities in Exhibit 4.4 incorporated by
               reference to Exhibit 4.7 to Form 8-K dated June 16, 1997

4.8            Registration Rights Agreement dated June 2, 1997 by and among          (1)
               the Company and Swartz Investments, LLC related to the
               registration of the common stock related to Exhibit 4.7
               incorporated by reference to Exhibit 4.8 to Form 8-K dated June
               16, 1997

4.9            Form of 5% Convertible Term Debenture (CC Investments, LDC) due        (1)
               June 2, 1999 aggregating $1,000,000 to two investors
               incorporated by reference to Exhibit 4.9 to Form 10-KSB for the fiscal year ended May 31, 1998

4.10           Form of Stock Purchase Warrant (CC Investments, LDC) dated             (1)
               November 24, 1997 exercisable to purchase an aggregate of
               200,000 common shares at $1.50 per share until June 2, 2002, granted to two investors in connection with the offering of securities described in Exhibit 4.9 incorporated by reference to
               Exhibit 4.10 to Form 10-KSB for the year ended May 31, 1998

4.11           Form of Warrant to Purchase Common Stock (Swartz Family                (1)
               Partnership, L.P.) dated November 24, 1997 exercisable to
               purchase an aggregate of 105,867 common shares at $1.50 per share until June 2, 2002, granted to a group of investors in connection with the offering of securities described in Exhibit
               4.9 incorporated by reference to Exhibit 4.11 to Form 10-KSB for the year ended May 31, 1998

4.12           Form of Warrant to Purchase Common Stock (Investor                     (1)
               Communications Group, Inc.) dated June 16, 1997 exercisable to purchase an aggregate of 130,000 common shares at prices ranging from $2.50 to $7.50 per share until June 15, 1999 incorporated by reference to Exhibit 4.12 to Form 10-KSB for the year ended
               May 31, 1998

4.13           Warrant to Purchase Common Stock issued to Spellcaster                 (1)
               Telecommunications, Inc. dated April 28, 1998 exercisable to purchase an aggregate of 100,000 common shares at $1.25 per share until April 28, 2000 incorporated by reference to Exhibit
               4.13 to Form 10-KSB for the year ended May 31, 1998

4.14           Investment agreement dated February 24, 1999 by and between the        (1)
               Company and Swartz Private Equity, LLC for a maximum aggregate amount of $5,000,000 incorporated  by reference to Exhibit 4.14 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998

4.15           Registration Rights Agreement dated February 24, 1999 by and           (1)
               between the Company and Swartz Private Equity, LLC related to the registration of the common stock related to Exhibit 4.14 incorporated  by reference to Exhibit 4.15 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998

Exhibit No.    Document                                                               No.
-----------    --------                                                               ---
4.16           Form of Warrant to Purchase Common Stock (Swartz Private Equity,       (1)
               LLC) dated February 24, 1999 exercisable to purchase common shares in connection with the offering of securities in Exhibit
               4.14 incorporated by reference to Exhibit 4.16 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998

4.17           Amended and Restated Investment Agreement dated July 12, 1999 by       (1)
               and between the Company and Swartz Private Equity, LLC for a maximum aggregate amount of $5,000,000 incorporated by reference to Exhibit 4.17 to Pre-Effective Amendment No. 2 to Registration
               Statement on Form SB-2 dated July 14, 1999

4.18           Investment agreement dated April 28, 2000 by and between the           (2)
               Company and Swartz Private Equity, LLC for a maximum aggregate amount of $30,000,000

5.0            OPINION RE LEGALITY.

5.1            Legal opinion of Luce, Forward, Hamilton & Scripps LLP,                (2)
               attorneys at law

10.0           MATERIAL CONTRACTS.

10.1           1992 Incentive Stock Option Plan of the Company, incorporated by       (1)
               reference to Exhibit 10.1 to Form 8-K dated May 12, 1992

10.1.1         Amendment to 1992 Incentive Stock Option Plan dated January 11,        (1)
               1995, incorporated by reference to Exhibit 10.1.1 to Form S-8 dated July 17, 1996

10.2           1992 Non-Statutory Stock Option Plan of the Company, incorporated      (1)
               by reference to Exhibit 10.2 to Form 8-K dated May 12, 1992

10.2.1         Amendment to 1992 Non-Statutory Stock Option Plan dated January        (1)
               11, 1995 incorporated by reference to Exhibit 10.2.1 to Form
               10-KSB for fiscal year ended May 31, 1996

10.3           Lease Agreement between the Company's subsidiary Metacomp, Inc.        (1)
               and Clar-O-Wood Partnership, a California limited partnership dated April 11, 1991 as amended November 11, 1992 and November
               2, 1995 incorporated by reference to Exhibit 10.3 to Form 10-KSB for fiscal year ended May 31, 1997

10.4           Stock Purchase Agreement dated November 29 and 30, 1995, between       (1)
               the Company and SEA, Ltd., incorporated by reference to Exhibit
               10.4 to Form 8-K dated December 11, 1995

10.4.1         Letter Amendment to Stock Purchase Agreement dated February 21,        (1)
               1996, between the Company and SEA, Ltd., incorporated by
               reference to Exhibit 10.4.1 to Form 10-QSB for fiscal quarter ended 2/29/96

10.5           1995 Employee Stock Compensation Plan of the Company,                  (1)
               incorporated by reference to Exhibit 10.5 to Form 10-QSB for fiscal quarter ended 11/30/95

10.6           Letter Stock and Warrant Agreement dated January 10, 1996              (1)
               between the Company and Robert E. Crawford, Jr., incorporated by reference to Exhibit 10.6 to Form 10-QSB for fiscal quarter ended February 29, 1996

Exhibit No.    Document                                                               No.
-----------    --------                                                               ---
               Non-Exclusive Manufacturing and Line of Credit Agreement dated         (1)
10.7           February 28, 1996, between the Company and Labway Corporation, incorporated by reference to Exhibit 10.7 to Form 10-QSB for fiscal quarter ended February 29, 1996

10.8           Distribution and Representation Agreement dated February 28,           (1)
               1996, between the Company and Innoware, Inc., incorporated by reference to Exhibit 10.8 to Form 10-QSB for fiscal quarter ended February 29, 1996

10.9           Employment Agreement dated November 20, 1995 between the Company       (1)
               and Elwood G. Norris, incorporated by reference to Exhibit 10.9 to Registration Statement on Form SB-2 dated March 18, 1996

10.9.1         First Amendment to Employment Agreement dated May 17, 1996             (1)
               between the Company and Elwood G. Norris, incorporated by
               reference to Exhibit 10.9.1 to Pre-Effective Amendment No. 2 to
               Registration Statement on Form SB-2 dated May 23, 1996

10.10          Employment Agreement dated November 20, 1995 between the Company       (1)
               and Robert Putnam, incorporated by reference to Exhibit 10.10 to
               Registration Statement on Form SB-2 dated March 18, 1996

10.11          Sales Contractual Agreement dated March 19, 1996 between the           (1)
               Company and Evolve Software, Inc., incorporated by reference to
               Exhibit 10.11 to Pre-Effective Amendment No. 1 to Registration
               Statement on Form SB-2 dated April 29, 1996

10.11.1        Two Year Stock Purchase Warrant dated March 19, 1996 Granted to        (1)
               Evolve Software, Inc. Providing for the Purchase of up to 50,000
               Common Shares at $2.85, incorporated by reference to Exhibit
               10.11.1 to Pre-Effective Amendment No. 1 to Registration
               Statement on Form SB-2 dated April 29, 1996

10.12          Employment Agreement dated as of May 8, 1996 between the Company       (1)
               and Michael A. Carenzo, including Schedule A - Stock Option
               Agreement, incorporated by reference to Exhibit 10.12 to
               Pre-Effective Amendment No. 2 to Registration Statement on Form
               SB-2 dated May 23, 1996

10.13          1996 Stock Option Plan of the Company dated March 25, 1996 and         (1)
               approved by the Shareholders on May 17, 1996, incorporated by reference to Exhibit 10.13 to Pre-Effective Amendment No. 2 to
               Registration Statement on Form SB-2 dated May 23, 1996

10.14          Sales Contractual Agreement dated June 20, 1996 between the            (1)
               Company and Compunetics Incorporated incorporated by reference to Exhibit 10.14 to Form 10-KSB for fiscal year ended May 31,
               1996

10.15          Sales Contractual Agreement dated July 31, 1996 between the            (1)
               Company and Premier Technical Sales, Inc. incorporated by
               reference to Exhibit 10.15 to Form 10-KSB for fiscal year ended
               May 31, 1996

10.16          Employment Agreement dated January 1, 1997 between the Company         (1)
               and Norman J. Dawson incorporated by reference to Exhibit 10.16 to Form 10-KSB for fiscal year ended May 31, 1997

Exhibit No.    Document                                                               No.
-----------    --------                                                               ---
10.17          Employment Agreement dated January 1, 1997 between the Company         (1)
               and Jayanta K. Maitra incorporated by reference to Exhibit 10.17 to Form 10-KSB for fiscal year ended May 31, 1997

10.18          Technology License and Distribution Agreement dated June 23,           (1)
               1997 between the Company and Sun Microsystems, Inc. incorporated by reference to Exhibit 10.18 to Form 10-KSB for the fiscal year ended May 31, 1997

10.19          Employment Agreement dated March 23, 1998 between the Company          (1)
               and James T. Lunney incorporated by reference to Exhibit 10.19 to Form 10-KSB for the fiscal year ended May 31, 1998

10.20          Employment Agreement dated July 28, 1997 between the Company and       (1)
               Phillip Morettini incorporated by reference to Exhibit 10.20 to
               Form 10-KSB for the fiscal year ended May 31, 1998

10.21          Employment Agreement dated July 23, 1998 between the Company and       (1)
               Lowell W. Giffhorn incorporated by reference to Exhibit 10.21 to
               Form 10-KSB for the fiscal year ended May 31, 1998

23.0           CONSENTS OF EXPERTS AND COUNSEL.


23.1           Consent of BDO Seidman, LLP                                            (2)

23.2           Consent of Luce, Forward, Hamilton & Scripps LLP, attorneys at         (2)
               law (included in Exhibit 5.1)


99.0           ADDITIONAL EXHIBITS.

99.1           Form of ISO Plan Option (Gaspar) dated May 29, 1992,                   (1)
               incorporated by reference to Exhibit 28.2 to registration
               statement on Form SB-2, file no. 33-57858

99.2           Form of NSO Plan Option (Berlin) dated May 29, 1992,                   (1)
               incorporated by reference to Exhibit 28.3 to registration
               statement on Form SB-2, file no. 33-57858

99.3           Form of Incentive Stock Option Agreement to the Company's 1996         (1)
               Stock Option Plan (individual agreements differ as to number of shares, dates, prices and vesting), incorporated by reference to
               Pre-Effective Amendment No. 2 to Registration Statement on Form
               SB-2 dated May 23, 1996

99.4           Form of NonQualified Stock Option Agreement to the Company's           (1)
               1996 Stock Option Plan (individual agreement differ as to number of shares, date, prices and vesting), incorporated by reference to Pre-Effective Amendment No. 2 to Registration Statement on
               Form SB-2 dated May 23, 1996

99.5           Press Release of the Company dated November 4, 1996 incorporated       (1)
               by reference to Exhibit 99.5 to Form 8-K dated January 9, 1997


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

Exhibit No.    Document                                                               No.
-----------    --------                                                               ---

----------------

(1) Previously filed in indicated registration statement or report.

(2) Exhibit filed herewith this Registration Statement on Form S-3.




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